UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2017, U.S. Concrete, Inc., a Delaware corporation (the “Company”), entered into an arrangement agreement (the “USCR Arrangement Agreement”), among the Company, Polaris Materials Corporation, a corporation existing under the laws of British Columbia, Canada (“Polaris”), and 1134771 B.C. Ltd., a corporation existing under the laws of British Columbia, Canada and a wholly owned subsidiary of the Company (“Purchaser Sub”), pursuant to which Purchaser Sub will acquire all of the issued and outstanding common shares of Polaris at a purchase price of C$3.40 per share by way of a statutory plan of arrangement (the “USCR Arrangement”). The price per share implies an aggregate fully diluted equity value for Polaris of approximately C$309 million. Upon completion of the USCR Arrangement, Polaris will be an indirect wholly owned subsidiary of the Company. In connection with the USCR Arrangement, Polaris has terminated the previously announced arrangement agreement between Polaris, Vulcan Materials Company and its wholly-owned subsidiary dated August 25, 2017.

Consummation of the USCR Arrangement will be subject to various conditions, including, among others: (i) approval of the USCR Arrangement by Polaris’ securityholders at a special meeting of securityholders which will be scheduled to be held in the fourth quarter of 2017 (the “Special Meeting”); (ii) approval by the Supreme Court of British Columbia; and (iii) other customary closing conditions. Subject to obtaining the required approvals, the transaction is expected to be completed in the fourth quarter of 2017.

The USCR Arrangement Agreement contains customary representations, warranties and covenants by the Company, Purchaser Sub, and Polaris, including, among others, covenants: (i) generally requiring Polaris to conduct its business in the ordinary course and consistent with past practice during the period between the execution of the USCR Arrangement Agreement and the closing of the transaction; (ii) requiring Polaris to notify the Company of any material change and publicly announce the execution of the USCR Arrangement Agreement and the Polaris Board of Directors’ recommendation to its securityholders to vote in favor of the USCR Arrangement; and (iii) requiring the respective parties to use commercially reasonable efforts to obtain all third party consents and regulatory approvals required for completion of the USCR Arrangement and to cause the transaction to be consummated.

The USCR Arrangement Agreement also requires Polaris to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties or to provide non-public information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals. The USCR Arrangement Agreement contains certain requirements in the event Polaris receives an acquisition proposal or a superior proposal.

The USCR Arrangement Agreement contains certain termination rights, including the right of Polaris to terminate the USCR Arrangement Agreement to accept a superior acquisition proposal from a third party after the Company has been provided an opportunity to match such proposal. The USCR Arrangement Agreement also provides that, upon termination of the USCR Arrangement Agreement as permitted thereby by the Company or Polaris under the following circumstances, a termination fee of C$10 million will be payable by Polaris: (i) each of the following has occurred: (a) either (I) the USCR Arrangement Agreement has been terminated as a result of the failure to complete the USCR Arrangement by the outside date or the failure of the Polaris securityholders to approve the USCR Arrangement at the Special Meeting or (II) there has been a breach of certain non-solicitation covenants by the Company; (b) prior to such termination, an acquisition proposal is publicly announced and was not withdrawn before the Special Meeting; and (c) within 365 days of the termination, Polaris has completed an acquisition proposal or entered into a definitive agreement in respect of any acquisition proposal, which acquisition proposal is subsequently completed; (ii) the USCR Arrangement Agreement has been terminated by the Company as a result of a change of the Polaris Board of Directors’ recommendation to its securityholders to vote in favor of the USCR Arrangement; or (iii) the USCR Arrangement Agreement is terminated by Polaris as a result of the Polaris Board of Directors approving or authorizing a definitive agreement for the implementation of a superior proposal.

The Company and/or Polaris will be permitted to terminate the USCR Arrangement Agreement in certain other circumstances without payment of a termination fee, including, among others, if the USCR Arrangement is not completed on or before December 31, 2017 under certain circumstances.

The Company and Purchaser Sub have entered into a voting agreement (the “Voting Agreement”), a form of which is included as an exhibit to the USCR Arrangement Agreement, with the directors and senior executives of Polaris (collectively, the “Polaris Management Securityholders”), which hold approximately 4.9% of the securities eligible to vote at the Special Meeting, pursuant to which the Polaris Management Securityholders have agreed, subject to the terms and conditions of the Voting Agreement, to vote in favor of the USCR Arrangement at the Special Meeting.

There is no financing contingency. The Company expects to finance the transaction with a combination of cash on hand and borrowings under its revolving credit facility.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The USCR Arrangement Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Polaris. The representations, warranties and covenants contained in the USCR Arrangement Agreement were made only for purposes of the USCR Arrangement Agreement as of the specific dates therein, were solely for the benefit of the parties to the USCR Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the USCR Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the USCR Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on September 29, 2017, related to the matters discussed in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the securities laws with respect to the proposed transaction between the Company and Polaris. We have included herein statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We generally identify forward-looking statements in this report using words like “may,” “will,” “intends,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this report may turn out to be incorrect. They can be affected by inaccurate assumptions we might make, or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this report will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy or obtain waivers of the conditions to the consummation of the proposed transaction, including the approval of the USCR Arrangement by the securityholders of Polaris at the Special Meeting and the approval of the British Columbia Supreme Court; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the USCR Arrangement Agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations of the Company, including the risk of adverse reactions or changes to business relationships with customers, suppliers and other business partners of the Company; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) potential litigation relating to the USCR Arrangement Agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) competitive responses to the proposed transaction; and (x) legislative, regulatory and economic developments. The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect the Company’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017, and the Company’s more recent reports filed with the SEC. The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period. Investors and securityholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which statements were made. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Arrangement Agreement, dated as of September 29, 2017, by and among U.S. Concrete, Inc., 1134771 B.C. Ltd., and Polaris Materials Corporation.

99.1	Press Release of U.S. Concrete, Inc. dated as of September 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: October 2, 2017	By:	/s/ William J. Sandbrook
William J. Sandbrook
President, Chief Executive Officer and Vice Chairman